EXHIBIT 10.3

MANAGEMENT EQUITY AGREEMENT

BETWEEN

FOREST PRODUCTS HOLDINGS, L.L.C.

AND

DUANE MCDOUGALL

Dated as of November 20, 2008

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER STATE SECURITIES LAWS.  THE SECURITIES ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS.  THE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THIS AGREEMENT AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

Table of Contents

		Page

1.	Purchase and Sale of Series B Common Units	1

2.	Grant of 2008 Series C Common Units	3

3.	Representations and Warranties; Acknowledgments	6

4.	Repurchase Option	8

5.	Restrictions on Transfer	10

6.	Additional Restrictions on Transfer	12

7.	Sale of the Company	12

8.	Voting Agreement	13

9.	Definitions	13

10.	Dispute Resolution	20

11.	Notices	17

12.	General Provisions	18

13.	Code Section 280G	20

14.	Public Offering	21

15.	Joinder to LLC Agreement	21

CONSENT

SECTION 83(B) ELECTION

MANAGEMENT EQUITY AGREEMENT

THIS MANAGEMENT EQUITY AGREEMENT (this “Agreement”) is made as of November 20, 2008, among Forest Products Holdings, L.L.C., a Delaware limited liability company (the “Company”), Duane C. McDougall (the “2008 Employee Investor”) and Madison Dearborn Capital Partners IV, L.P. (the “Investor”).  Certain capitalized terms used herein are defined in Section 9 hereof.

WHEREAS, the Company has a majority equity investment in Boise Cascade Holdings, L.L.C., a Delaware limited liability company (“Boise Holdings”) and OfficeMax Incorporated, a Delaware corporation (“OfficeMax”) has a minority equity investment in Boise Holdings.

WHEREAS, the Company has established an incentive program under which it has issued its Series B Common Units and its Series C Common Units to certain employees and directors.

WHEREAS, the Company has been authorized to offer Series B Common Units and 2008 Series C Common Units to the 2008 Employee Investor (the “2008 Offering”);

WHEREAS, the 2008 Offering is being implemented through an offering of Units to the 2008 Employee Investor conducted in compliance with Rule 701 under the 1933 Act.

WHEREAS, the Company, the 2008 Employee Investor and the Investor desire to enter into this Agreement to set forth the terms and conditions relating to the issuance and sale by the Company of Series B Common Units and the grant by the Company of 2008 Series C Common Units.  All Units issued hereunder or acquired hereafter by the 2008 Employee Investor are referred to herein as the 2008 Employee Investor’s “Employee Units.”

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.                                       Purchase and Sale of Series B Common Units.

(a)           Purchase and Sale.  If Executive elects to deliver the Election Notice to the Company in accordance with this Section 1 (and, for the avoidance of doubt, it shall be Executive’s option to deliver the Election Notice and whether to purchase Series B Units in accordance with this Section 1) not later than the fifth business day after receipt of the Election Notice, the 2008 Employee Investor shall purchase, and the Company shall sell, the number of Series B Common Units (not to exceed that number of Series B Common Units determined by dividing $2,000,000 by the FMV Price (the number of Series B Common Units determined by such quotient, the “Maximum Units”)) specified in the Election Notice, at a price per Series B Common Unit equal to the FMV Price.  On the date selected for such purchase and sale, the 2008 Employee Investor shall pay to the Company, by wire transfer of immediately available funds, an aggregate amount equal to the product of (i) the number of Series B Common Units elected to be purchased by the 2008 Employee Investor in the Election Notice (not to exceed the Maximum Units) multiplied by (ii) the FMV Price.  The Series B Common Units acquired pursuant to this Section 1(a) shall be subject to the vesting provisions set forth in Section 1(c) below.

(b)                                 Section 83(b) Election.  Within 30 days after the 2008 Employee Investor purchases any Series B Common Units from the Company, the 2008 Employee Investor may make an effective election with the Internal Revenue Service under Section 83(b) of the Code in the form of Annex A attached hereto, if such election is available to him under the Code.

(c)                                  Vesting of Series B Common Units.

(i)                                     Except as otherwise provided in this Section 1(c), from and after the date of purchase thereof in accordance with this Agreement, the 2008 Employee Investor’s Series B Common Units will vest in accordance with the following schedule if, as of each such date, the 2008 Employee Investor is and has continued to be employed by the Company or any of its Subsidiaries:

Vesting Date	Cumulative Percentage of Series B Common Units That Shall Vest

December 1, 2009	50%
December 1, 2010	100%

(ii)                                  Series B Common Units which have become vested are referred to herein as “Vested Series B Common Units” (and, along with Vested 2008 Series C Common Units, as defined below, are included within the meaning of the term “Vested Units”).  All other Series B Common Units are referred to herein as “Unvested Series B Common Units” (and, along with Unvested 2008 Series C Common Units, as defined below, are included within the meaning of the term “Unvested Units”).  Without limiting the provisions of Section 1(c)(iv) below, if the 2008 Employee Investor ceases to be employed by the Company or any of its Subsidiaries prior to December 1, 2010 on any date other than a Vesting Date set forth above, the cumulative percentage of the 2008 Employee Investor’s Series B Common Units to become vested shall be determined on a pro rata basis according to the number of days elapsed since the immediately preceding Vesting Date (or in the case of a termination prior to December 1, 2009, since December 1, 2008).

(iii)                               Upon the occurrence of a Sale of the Company or a Public Offering, all Unvested Series B Common Units shall become immediately vested at the time of such event; provided that in the event of a Sale of the Company, as a condition to the 2008 Employee Investor’s Unvested Series B Common Units becoming immediately vested upon such event, the 2008 Employee Investor shall, if requested by the purchaser of the Company and for no additional consideration therefor, agree that, so long as the 2008 Employee Investor receives a Comparable Offer of employment from the purchasing or surviving entity (the “New Employer”) prior to the Sale of the Company, the 2008 Employee Investor shall accept such offer and shall not voluntarily resign prior to the date designated by the New Employer (which may not be more than 6 months after the Sale of the Company) absent a breach of the Comparable Offer by such New Employer.  The term “Comparable Offer” means an offer of employment wherein the salary, bonus and overall compensation and benefits package (other than with respect to equity participation), job description and scope of duties (although not necessarily job title) are no less favorable than those applicable to the 2008 Employee Investor’s employment immediately prior to the Sale of the Company and pursuant to which the 2008 Employee Investor’s primary job location is within 25 miles of the individual’s primary job location immediately prior to the Sale of the Company.

(iv)                              In the event of termination of the 2008 Employee Investor’s employment due to the death or Permanent Disability of the 2008 Employee Investor, all Unvested Series B Common Units shall become immediately vested at the time of such event.  For purposes of this Agreement, the determination of the 2008 Employee Investor’s Permanent Disability shall be made in good faith by the Company’s board of directors or, in the absence of a board of directors, by its managing member (the “Board”).

(d)                                 Determination of TEV Price.  As promptly as practicable after the date hereof, the Company shall at, its own cost and expense, engage an independent third-party appraiser to determine the enterprise valuation of Boise Holdings and, based on such valuation, shall calculate the fair market value of a Series B Common Unit.  Within five business days after making such determination, the Company shall deliver a copy of such appraisal to Executive and shall provide written notice (the “Determination Notice”) to the 2008 Employee Investor of its determination of the fair market value of a Series B Common Unit as of the date of such notice (the “FMV Price”), and the Threshold Equity Value applicable to a new Series C Common Unit to be issued as of such date (the “TEV Price”).  In the event that Executive determines to purchase Series B Common Units at the FMV Price for each such unit and otherwise in accordance with this Section 1, then on or prior to the fifth (5th) business day after receipt of the Determination Notice, Executive shall provide irrevocable written notice (the “Election Notice”) to the Company of such election and the number of Series B Common Units (not to exceed the Maximum Units) that Executive is electing to acquire at the FMV Price per Series B Common Unit.  Notwithstanding anything herein to the contrary, in the event that no Election Notice is received by the Company on or prior to the fifth (5th) business day after delivery of the Determination Notice, no Series B Units shall be purchased hereunder.

2.                                       Grant of 2008 Series C Common Units.

(a)                                  Grant.  Within five (5) business days after the receipt of the Election Notice or, if no Election Notice is received, not earlier than the sixth (6th) business day after, and not later than the tenth (10th) business day after, delivery of the Determination Notice, the Company shall grant the 2008 Employee Investor 8,972,980 2008 Series C Common Units set

forth on the 2008 Employee Investor’s signature page attached hereto.  The 2008 Series C Common Units acquired pursuant to this Section 2(a) shall be subject to the vesting provisions set forth in Sections 2(c) and (d) below.  The 2008 Series C Common Units being issued hereunder are being issued with a Threshold Equity Value equal to the TEV Price.

(b)                                 Section 83(b) Election.  Within 30 days after the 2008 Employee Investor receives a grant of 2008 Series C Common Units from the Company, the 2008 Employee Investor may make an effective election with the Internal Revenue Service under Section 83(b) of the Code in the form of Annex A attached hereto, if such election is available to him under the Code.  The parties to this Agreement agree that the 2008 Series C Common Units have a fair market value of $0 as of the date hereof and will be treated as such by the Company for tax reporting purposes.

(c)                                  Time Vesting 2008 Series C Common Units.

(i)                                     Except as otherwise provided in this Section 2(c), from and after the date of grant thereof in accordance with this Agreement, the 2008 Employee Investor’s 2008 Series C Common Units (the “Time Vesting 2008 Series C Common Units”) will vest in accordance with the following schedule, if as of each such date, the 2008 Employee Investor is and has continued to be employed by the Company or any of its Subsidiaries:

Vesting Date	Cumulative Percentage of Time Vesting 2008 Series C Common Units That Shall Vest

December 1, 2009	50%
December 1, 2010	100%

(ii)                                  Time Vesting 2008 Series C Common Units which have become vested are referred to herein as “Vested 2008 Series C Common Units” (and, along with Vested Series B Common Units are included within the meaning of the term “Vested Units”) and all other Time Vesting 2008 Series C Common Units are referred to herein as “Unvested 2008 Series C Common Units” (and, along with Unvested Series B Common Units, are included within the meaning of the term “Unvested Units”).  If the 2008 Employee Investor ceases to be employed by the Company or any of its Subsidiaries prior to December 1, 2010 on any date other than a Vesting Date set forth above, the cumulative percentage of the 2008 Employee Investor’s Time Vesting 2008 Series C Common Units to become vested shall be determined on a pro rata basis according to the number of days elapsed since the immediately preceding Vesting Date (or in the case of a termination prior to December 1, 2009, since December 1, 2008).

(iii)                               Upon the occurrence of a Sale of the Company, all Time Vesting Series C Common Units which have not yet become vested shall become vested at the time of such event; provided that in the event of a Sale of the Company, as a condition to the 2008 Employee Investor’s Time Vesting Series C Common Units becoming immediately vested upon such event, the 2008 Employee Investor shall, if requested by the New Employer and for no additional consideration therefor, agree that, so long as the 2008 Employee Investor receives a Comparable Offer prior to the Sale of the Company, the 2008 Employee Investor shall accept such offer and shall not voluntarily resign prior to the date designated by the New Employer (which may not be more than 6 months after the Sale of the Company) absent a  breach of the Comparable Offer by such New Employer.

(iv)                              In the event of termination of the 2008 Employee Investor’s employment due to the death or Permanent Disability of the 2008 Employee Investor, there will time vest the amount of Time Vesting Series C Common Units which were scheduled to time vest within the 365 days following such termination.  For purposes of this Agreement, the determination of the 2008 Employee Investor’s Permanent Disability shall be made in good faith by the Board.

(v)                                 In the event of a Public Offering, all Time Vesting Series C Common Units will vest upon the consummation of such Public Offering.

(vi)                              The Board shall provide to the 2008 Employee Investor, within 30 days of the 2008 Employee Investor’s written request, a reasonably detailed description of the calculations and values employed in determining the IRR Fair Value and Indebtedness, in each case to the extent relevant to the calculation of IRR Fair Value for the 2008 Employee Investor.  The Board shall also provide to the 2008 Employee Investor copies of or access to all related underlying financial statements, third-party valuation reports and accounting and business records subject to the 2008 Employee Investor agreeing to appropriate confidentiality restrictions.

(vii)                           If the Series B Common Units are publicly traded, the “IRR Fair Value” will be equal to the Fair Market Value of the Series B Common Units.  If the Series B Common Units are not publicly traded but the Company’s sole asset is an interest in a publicly traded security (or an indirect interest in such a security through the ownership of other equity securities), then the “IRR Fair Value” will be equal to the aggregate Fair Market Value of such publicly traded security to the holders of Series B Common Units, divided by the number of Series B Common Units.  If the Series B Common Units are not publicly traded and the Company has assets other than a direct or indirect interest in a publicly traded security, then the IRR Fair Value of the Series B Common Units will be determined as follows: (1) first, the enterprise value of Boise Holdings will be determined utilizing the most recent (relative to the Determination Date) third-party valuation for Boise Holdings received by the Company or Boise Holdings and shall be determined without regard to any valuation of the debt or equity securities of Boise Inc. then owned or held by Boise Holdings or any of its Subsidiaries; (2) second, the equity value of Boise Holdings will be determined by (x) without any duplication to any amount used in computing enterprise value, increasing such enterprise value by (a) the Fair Market Value of the Boise Inc. common stock owned or held by Boise Holdings or any of its Subsidiaries, (b) the aggregate principal amount plus accrued and unpaid interest of any promissory note of Boise Inc. owned or held by Boise Holdings (provided that if any portion of such promissory note has been sold or transferred to a third party, ascribing the value to the remainder of such promissory note implied by such sale or transfer), and (c) the aggregate cash of Boise Holdings and its Subsidiaries and (y) without any duplication to any amount used in computing enterprise value, reducing such enterprise value by (a) the total amount of Indebtedness of Boise Holdings and its Subsidiaries and (b) any equity securities of any Subsidiaries of Boise Holdings as of the Determination Date owned by any Person other than Boise Holdings or any of its wholly-owned Subsidiaries; (3) third, by assuming the equity value of Boise Holdings is distributed in accordance with the distribution provisions of the Boise Holdings Operating Agreement, and (4) the value of a Series B Common Unit will be determined by assuming an amount (the “Company Equity Value Amount”) equal to (I) the distributions to the Company from Boise Holdings as determined in accordance with clause (3) foregoing, plus (II) the fair market value of any assets of the Company (as determined by the Board), other than the equity securities of Boise Holdings, and minus (III) any Indebtedness and other liabilities of the Company (as determined by the Board) and assuming the Company Equity Value Amount was distributed to the holders of Units in accordance with the LLC Agreement and determining the amount distributed to each Series B Common Unit as a result of such distribution (which will be determined on a fully diluted basis, assuming full vesting of all of all Units that are or would become vested at the time of such IRR calculation).

3.                                       Representations and Warranties; Acknowledgments.

(a)                                  In connection with the purchase and sale of Employee Units, the 2008 Employee Investor represents and warrants as of the date of this Agreement and as of the date of issuance of any Employee Units as follows:

(i)                                     Employee Units to be acquired by the 2008 Employee Investor pursuant to this Agreement shall be acquired for 2008 Employee Investor’s own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and Employee Units acquired by the 2008 Employee Investor shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

(ii)                                  The 2008 Employee Investor is a management employee of the Company or its Subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of decisions respecting the investment in the Employee Units.

(iii)                               The 2008 Employee Investor is able to bear the economic risk of the 2008 Employee Investor’s investment in Employee Units acquired hereunder for an indefinite period of time because (A) Employee Units have not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available and (B) Employee Units are subject to the contractual restrictions on transfer set forth herein.

(iv)                              The 2008 Employee Investor has had an opportunity to ask questions of and receive answers concerning the terms and conditions of the offering of Employee Units, and has had full access to such other information concerning the Company as he or she has requested.  The 2008 Employee Investor has been advised of certain risks associated with 2008 Employee Investor’s purchase of Employee Units and has had full access to such other information concerning the Company as he or she has requested.  2008 Employee Investor has reviewed, or has had an opportunity to review, the following documents: (A) the LLC Agreement as in effect on the date hereof; (B) the Form 10-K Annual Report for the year ended December 31, 2007 filed by Boise Holdings with the Securities and Exchange Commission on February 20, 2008; (C) the Form 10-Q Quarterly Report filed by Boise Holdings with the Securities and Exchange Commission on May 8, 2008, and (D) the Form 10-Q Quarterly Report filed by Boise Holdings with the Securities and Exchange Commission on November 6, 2008.

(v)                                 This Agreement and the LLC Agreement constitute the legal, valid and binding obligation of the 2008 Employee Investor, enforceable in accordance with their respective terms, and the execution, delivery and performance of this Agreement and the LLC Agreement by the 2008 Employee Investor do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which 2008 Employee Investor is a party or any judgment, order or decree to which the 2008 Employee Investor is subject.

(vi)                              The 2008 Employee Investor is a resident of the jurisdiction listed below 2008 Employee Investor’s signature on the signature page hereto.

(vii)                           2008 Employee Investor acknowledges that the Employee Units are being sold or granted hereunder in “compensatory circumstances” within the meaning of Rule 701 under the 1933 Act.

(b)                                 As an inducement to the Company to issue Employee Units hereunder to the 2008 Employee Investor, and as a condition thereto, the 2008 Employee Investor acknowledges and agrees that:

(i)                                     neither the issuance of the Employee Units hereunder to the 2008 Employee Investor nor any provision contained herein shall entitle the 2008 Employee Investor to remain in the employment of the Company or its Subsidiaries or affect the right of the Company to terminate the 2008 Employee Investor’s employment at any time; and

(ii)                                  the Company shall have no duty or obligation to disclose to the 2008 Employee Investor, and the 2008 Employee Investor shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the repurchase of Employee Units upon the termination of the 2008 Employee Investor’s employment with the Company and its Subsidiaries, the transfer of Employee Units pursuant to this Agreement, the vesting of Employee Units hereunder or in connection with any other action taken as provided hereunder, subject to the provisions in Section 2(c)(vi) above.

4.                                       Repurchase Option.

(a)                                  Repurchase Option.  If the 2008 Employee Investor ceases to be employed by the Company or any of its Subsidiaries for any reason (the 2008 Employee Investor’s “Termination”), the 2008 Employee Investor’s Employee Units (whether held by the 2008 Employee Investor or one or more of his transferees) shall be subject to repurchase by the Company and the Investor pursuant to the terms and conditions of this Section 4 (the “Repurchase Option”).

(b)                                 Purchase Price.  In the case of any Termination other than a Termination for Cause, (i) the repurchase price for all Vested Units will be the Fair Market Value thereof as of the date of Termination, (ii) the repurchase price for all Unvested Series B Common Units will be the Original Cost thereof and (iii) with regard to the Unvested Series C Common Units, no repurchase price shall be payable and the Unvested Series C Common Units shall be deemed forfeited for no consideration immediately upon such Termination without any further action required on the part of the Company, the Investor or the 2008 Employee Investor.  In the case of a Termination for Cause, the repurchase price to be paid for all Series B Common Units (whether or not vested) will be the lesser of Fair Market Value thereof as of the date of Termination and the Original Cost thereof and all Series C Common Units will be forfeited in the manner described above as if they were all Unvested Series C Common Units.

(c)                                  Option Exercise Procedures.  The Company may elect to purchase all or any portion of the 2008 Employee Investor’s Employee Units by delivering written notice (the “Repurchase Notice”) to the holder or holders of such Employee Units within 90 days after the 2008 Employee Investor’s Termination.  The Repurchase Notice shall set forth the number of Unvested Units and Vested Units to be acquired from each holder of the 2008 Employee Investor’s Employee Units, the aggregate consideration to be paid for such Employee Units and the time and place for the closing of the transaction.  The number of Employee Units to be repurchased by the Company shall first be satisfied to the extent possible from the Employee Units held by the 2008 Employee Investor at the time of delivery of the Repurchase Notice.  If the number of Employee Units then held by the 2008 Employee Investor is less than the total number of Employee Units the Company has elected to purchase, the Company shall purchase the remaining Employee Units elected to be purchased from the other holder(s) of the 2008 Employee Investor’s Employee Units under this Agreement, pro rata according to the number of the 2008 Employee Investor’s Employee Units held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole units).  The number of Unvested Units and Vested Units to be repurchased hereunder shall be allocated among the 2008 Employee Investor and the other holders of the 2008 Employee Investor’s Employee Units (if any) pro rata according to the number of the 2008 Employee Investor’s Employee Units to be purchased from such persons in accordance with the preceding sentence.

(d)                                 Investor’s Right to Exercise Option.  If for any reason following the 2008 Employee Investor’s Termination, the Company does not elect to purchase, or is not immediately able to purchase due to the restrictions described in Section 5(h) below, all of the 2008 Employee Investor’s Employee Units pursuant to the Repurchase Option, the Investor shall be entitled to exercise the Repurchase Option for the Employee Units the Company has not elected to purchase in accordance with Section 4(c) (the “Available Units”).  As soon as practicable after the Company has determined that there will be Available Units, but in any event within 45 days after the 2008 Employee Investor’s Termination, the Company shall give written notice (the “Repurchase Option Notice”) to the Investor setting forth the number of Available Units and the purchase price for the Available Units.  The Investor may elect to purchase any or all of the Available Units by giving written notice to the Company within 35 days after the Repurchase Option Notice has been given by the Company.  As soon as practicable, and in any event within ten days after the expiration of the 35-day period set forth above, the Company shall notify each holder of Employee Units as to the number of Employee Units being purchased from such holder hereunder by the Investor (the “Supplemental Repurchase Notice”).  At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Employee Units, the Company shall also deliver written notice to the Investor setting forth the number of shares the Investor is entitled to purchase from each such holder, the aggregate purchase price and the time and place of the closing of the transaction.  The number of Unvested Units and Vested Units to be repurchased under Section 4(c) and this Section 4(d) shall be allocated among the Company and the Investor pro rata according to the number of Employee Units to be purchased by each of them in accordance with the preceding sentence.

(e)                                  Option Closing.  The closing of the purchase and sale of the Employee Units pursuant to the Repurchase Option as to either the Company or the Investor shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than 60 days nor less than five days after the delivery of such notice.  The Investor shall pay for the Employee Units to be purchased by them pursuant to the Repurchase Option by delivery to the holders of such Employee Units of a check or wire transfer of funds in the aggregate amount of the purchase price for such Employee Units.  Subject to Section 4(f), the Company shall pay for the Employee Units to be purchased by it pursuant to the Repurchase Option by payment to the holders of such Employee Units of a wire transfer of immediately available funds in the aggregate amount of the purchase price for such Employee Units.  In addition, the Company may pay the purchase price for such Employee Units by offsetting any then existing documented bona fide monetary debts owed by 2008 Employee Investor to the Company or guaranteed by the Company on behalf of 2008 Employee Investor and any payments received by 2008 Employee Investor hereunder shall be applied first to repayment of any such debts of 2008 Employee Investor (or his affiliates or family members) to the Company or for which the Company may be responsible.  The purchasers of Employee Units hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of Employee Units (including representations and warranties regarding good title to such Employee Units, free and clear of any liens or encumbrances).

(f)                                    Rights of 2008 Employee Investor to Force Option Exercise.   If the 2008 Employee Investor’s Termination is a result of (i) the 2008 Employee Investor’s death or Permanent Disability or (ii) a Sale of a Division applicable to the 2008 Employee Investor (the events described in (i) and (ii), “Put Events”), the 2008 Employee Investor (or his estate, guardian or other legal representative in the case of death or Permanent Disability) shall have the right to require the Company (but not the Investor) to exercise the Repurchase Option on the terms of this Section 4 and subject to all limitations and conditions hereof.

(g)                                 Termination of Option.  The right of the Company and the Investor to repurchase Vested Units pursuant to this Section 4 shall terminate upon the first to occur of a Sale of the Company or a Public Offering, but such right shall continue with respect to Unvested Series C Common Units after any such occurrence until and unless they become Vested Units.

(h)                                 Impact of Certain Payment Restrictions.  Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Employee Units by the Company (including the payments to be made to OfficeMax) shall be subject to applicable restrictions contained in the Company’s and its Subsidiaries’ debt and equity financing agreements or contained in applicable law.  If any such restrictions prohibit the repurchase of Employee Units hereunder which the Company is otherwise entitled or required to make, the time periods provided in this Section 4 shall be suspended, and the Company shall make such repurchases as soon as it is permitted to do so under such restrictions; provided, however, that if the Company is permitted under such restrictions to do so, in lieu of a cash purchase price for the repurchase of the applicable Employee Units, the Company shall issue a promissory note as such purchase price for such Employee Units, which promissory note shall (i) be subordinate to all other debt of the Company, (ii) be payable in full on the earliest of (x) the consummation of a Sale of the Company, (y) the third anniversary of the closing of such purchase and (z) the date on which the Company is no longer subject to the restrictions prohibiting a cash payment for the purchase of such Employee Units; and (iii) bear interest (payable on maturity) at a rate per annum of 7% simple interest.

5.                                       Restrictions on Transfer.

(a)                                  Transfer of Employee Units.  The 2008 Employee Investor shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a “Transfer”) any interest in any Employee Units, except pursuant to the provisions of Sections 4 and 7 hereof or this Section 5.

(b)                                 Family Group Transfers.  The restrictions contained in this Section 5 shall not apply with respect to Transfers of Employee Units (A) pursuant to applicable laws of descent and distribution or (B) among the 2008 Employee Investor’s Family Group (as defined below); provided that the restrictions contained in this Section shall continue to be applicable to the Employee Units after any such Transfer, the transferees of such Employee Units shall have agreed in writing to be bound by the provisions of this Agreement with respect to the Employee Units so transferred, and (prior to the death of the 2008 Employee Investor) each such transferee of Employee Units shall have entered into proxies and other agreements satisfactory to the holders of a majority of the Series B Common Units pursuant to which the 2008 Employee Investor shall have the sole right to vote such Employee Units for all purposes (subject to any applicable voting agreements set forth herein).  For purposes of this Agreement, “Family Group” with regard to the 2008 Employee Investor means (i) the 2008 Employee Investor’s spouse, siblings and descendants (whether natural or adopted) and any of such descendants’ spouses; (ii) any trust which at the time of such Transfer and at all times thereafter is and remains solely for the benefit of the 2008 Employee Investor and/or the Persons described in clause (i) and/or the Persons described in clause (iii); and (iii) any family limited partnership, limited liability company, Subchapter S corporation, or other tax flow-through entity, the partners, members or other equity owners of which at the time of such Transfer and at all times thereafter consist solely of the 2008 Employee Investor and/or the Persons described in clause (i) and/or the trusts described in clause (ii) and/or any other Person described in this clause (iii).

(c)                                  Participation Rights.  At least 30 days prior to any sale by the Investor of Series B Common Units (other than in a Public Sale or any non-arm’s length Transfer to any Investor’s members or affiliates or their members, partners, shareholders or affiliates), the Investor shall deliver written notice (the “Sale Notice”) to the 2008 Employee Investor specifying in reasonable detail the identity of the prospective transferee(s), the number of Series B Common Units to be sold and the terms and conditions of the proposed Transfer.  The 2008 Employee Investor may elect to participate in the contemplated Transfer at the same price per Unit and on the same terms by delivering written notice to the Investor within 30 days after delivery of the Sale Notice; it being understood, however, that the price to be paid for any Series C Common Unit included in such Transfer shall take into account the different distribution rights of the Series C Common Units and Series B Common Units.  If the 2008 Employee Investor has elected to participate in such Transfer, each of the Investor and the 2008 Employee Investor shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms (less, in the case of each 2008 Series C Common Unit issued with a Threshold Equity Value, the Threshold Equity Value for such Series C Common Unit), a number of Employee Units equal to the product of (i) the quotient determined by dividing the percentage of Units owned by the Investor or the 2008 Employee Investor, as the case may be, by the aggregate percentage of Units collectively owned by the Investor and the 2008 Employee Investor participating in such Transfer and (ii) the aggregate number of Units to be sold in the contemplated Transfer.

For example, if the Sale Notice contemplated a sale of 100 Units, and if the Investor at such time owns 40% of all Units and if the 2008 Employee Investor who elects to participate owns 2% of all Units elects to participate in the contemplated sale, the Investors would be entitled to sell 95 Units ((40%  ÷ 42%) x 100 units) and the 2008 Employee Investor would be entitled to sell 5 Units ((2% ÷ 42%) x 100 units).

The Investor shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the 2008 Employee Investor in any contemplated sale of Units in accordance with this Section 5(c).  Each person transferring Units pursuant to this Section 5(c) shall pay his pro rata share (based on the number of Units to be sold) of the expenses incurred by the persons transferring units in connection with such Transfer and shall be obligated to join in any indemnification or other obligations that the Investor agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to another Person such as indemnification with respect to representations and warranties given by such other Person regarding such other Person’s title to and ownership of Units).

(d)                                 Termination of Restrictions.  The restrictions on Transfer of Employee Units set forth in this Section 5 shall continue with respect to the 2008 Employee Investor Unit following any Transfer thereof.  Notwithstanding the aforementioned continuation, the restrictions on transfer of Vested Units will terminate upon the occurrence of a Sale of the Company or a Public Offering but such restrictions shall continue with respect to Unvested  Series C Common Units after any such occurrence until and unless they become Vested Units.

6.                                       Additional Restrictions on Transfer.

(a)                                  In addition to the foregoing restrictions, the Employee Units issued or granted to the 2008 Employee Investor will not be registered under the 1933 Act or any applicable state securities laws.  As a result, such Employee Units are “restricted securities” and may not be transferred without compliance with all applicable federal or state securities laws.

(b)                                 Each holder of Employee Units agrees not to effect any public sale or distribution of any Employee Units or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company’s equity securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company.

7.                                       Sale of the Company.

(a)                                  If the Board and the holders of a majority of the Series B Common Units  approve a Sale of the Company (an “Approved Sale”), then, subject to Section 7(b) hereof, the holders of Employee Units shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of Units, the holders of Employee Units shall agree to sell their Employee Units on the terms and conditions approved by the Board and the holders of a majority of the Series B Common Units.  The holders of Employee Units shall take all necessary and desirable actions with respect to such Employee Units in connection with the consummation of the Approved Sale, except that the provisions of this Section 7(a) shall not be construed to require such holders to take actions which would adversely affect the rights of such holders with respect to such Employee Units unless the holders of a majority of the Series B Common Units also take such action with respect to the Series B Common Units held by such majority holders.

(b)                                 The obligations of holders of Employee Units with respect to the Approved Sale are subject to the conditions that (i) in connection with the Approved Sale all holders of any class or series of Units shall receive the same form and amount of consideration per Unit in such class (subject in the case of any Series C Common Unit issued with a Threshold Equity Value to reduction for such Series C Common Unit in an amount equal to the Threshold Equity Value for such Series C Unit) and (ii) if any holders of any class or series of Units are given an option as to the form and amount of consideration to be received, all holders of such class or series of Units shall be given the same option with respect to such Units (subject in the case of any Series C Common Unit issued with a Threshold Equity Value to reduction for such Series C Common Unit in an amount equal to the Threshold Equity Value for such Series C Unit).

(c)                                  If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Employee Units shall, at the request of the Company, appoint a “purchaser representative” (as such term is defined in Rule 501) reasonably acceptable to the Company, and the Company shall pay the fees of such purchaser representative.

(d)                                 The 2008 Employee Investor and the other holders of Employee Units (if any) shall bear their pro rata share (based upon the number of Units sold) of the costs of any sale of Employee Units pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of the Units and are not otherwise paid by the Company or the acquiring party.  Costs incurred by the 2008 Employee Investor and the other holders of Employee Units on their own behalf shall not be considered costs of the transaction hereunder.

8.                                       Voting Agreement.  Prior to a Public Offering or a Sale of the Company, so long as the Investor and its affiliates and co-investors continue to own a majority of the Series B Common Units, the 2008 Employee Investor will vote all of his Company securities (and, in the event such holder is entitled to vote any of the Company’s other securities for the election of directors, such holder shall vote all such securities) as directed by the Investor, including in connection with the appointment of members to the Board except that the provisions of this Section 8 shall not be construed to require the 2008 Employee Investor to vote in a manner which would adversely affect the rights of the 2008 Employee Investor with respect to such securities unless the holders of a majority of the Series B Common Units also vote in the same manner with respect to the Series B Common Units held by such majority holders.  In addition, each holder shall not vote his Employee Units (or such other securities) in connection with the removal of any of the Investor’s designees as a director unless and until the Investors direct such holder how to vote on such removal.

9.                                       Definitions.

(a)                                  “1933 Act” means the Securities Act of 1933, as amended from time to time.

(b)                                 “2008 Employee Investor” has the meaning given it in the preamble to this Agreement.

(c)                                  “2008 Offering” has the meaning given it in the preamble to this Agreement.

(d)                                 “2008 Series C Common Units” means the Series C Common Units of the Company issued pursuant to the 2008 Offering.

(e)                                  “Cause” means (i) the 2008 Employee Investor’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or its Subsidiaries, perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on the Company or its Subsidiaries or unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Company or its Subsidiaries, (ii) any act or acts of disloyalty, misconduct or moral turpitude by the 2008 Employee Investor materially injurious to the interest, property, operations, business or reputation of the Company or its Subsidiaries or conviction (or a plea of guilty or nolo contendre) of the 2008 Employee Investor of a crime the commission of which results in injury to the Company or its Subsidiaries or (iii)

the 2008 Employee Investor’s insubordination as evidenced by a substantial and repeated failure to carry out actions reasonably required by the Board or by the 2008 Employee Investor’s immediate supervisor.

(f)                                    “Code” means the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as it may be amended from time to time.

(g)                                 “Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of April 18, 2005 among Boise Cascade Holdings, L.L.C., Boise Land & Timber Holdings Corp., Boise Cascade, L.L.C., Boise Land & Timber Corp., the lenders party thereto and JPMorgan Chase Bank, as Administrative Agent.

(h)                                 “Employee Units” shall have the meaning set forth in the preamble to this Agreement.  Employee Units shall continue to be Employee Units in the hands of any holder other than the 2008 Employee Investor (except for the Company, the Investor and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Employee Units shall succeed to all rights and obligations attributable to the 2008 Employee Investor as a holder of Employee Units hereunder.  All Unvested Units shall remain Employee Units after any Transfer thereof.

(i)                                     “Fair Market Value” of any security means the average of the closing prices of the sales of such security on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day.  If at any time a security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value of the Series B Common Units shall be the IRR Fair Value of such Units and the Fair Market Value of the Series C Common Units shall be the IRR Fair Value of the Series B Common Units, adjusted to reflect the different distribution rights of Series B Common Units and Series C Common Units outstanding at the time of such determination of Fair Market Value and taking into account any Threshold Equity Value with respect to which any Series C Common Units (including the 2008 Series C Common Units) were issued.

(j)                                     “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable due within one year and accrued expenses, in each case incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such

Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that if recourse for such Indebtedness is limited to such property, the amount of Indebtedness arising under this clause (f) shall be limited to the lesser of (i) the outstanding principal amount thereof and (ii) the fair market value of the property subject to such Lien, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (i) all Receivables Financing Debt.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  Terms used in this definition which are defined in the Credit Agreement shall have the meanings set forth in the Credit Agreement unless otherwise defined in this Agreement.

 (k)                               “Independent Third Party” means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Units on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of Units and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of Units.

(l)                                     “LLC Agreement” means the Amended and Restated Operating Agreement of the Company dated as of November 10, 2006, as the same may be amended or amended and restated from time to time.

(m)                               “Original Cost” of each Series B Common Unit purchased hereunder shall be equal to the price specified in Section 1(a) hereof.

(n)                                 “Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

(o)                                 “Permanent Disability” means the 2008 Employee Investor’s inability to perform the essential duties, responsibilities and functions of his position with the Company and its Subsidiaries for six (6) consecutive months as a result of any mental or physical disability or incapacity even with reasonable accommodations of such disability or incapacity provided by the Company and its Subsidiaries or if providing such accommodations would be unreasonable, all as determined by the Board in its reasonable good faith judgment; provided, however, that the Company shall provide 30 days notice of termination due to Permanent Disability where such termination shall be effective if the 2008 Employee Investor does not return to full-time active employment within such 30-day period.  The 2008 Employee Investor shall cooperate in all respects with the Company if a question arises as to whether he or she has become disabled (including, without limitation, submitting to an examination by a medical doctor or other health care specialists selected by the Company and authorizing such medical doctor or such other health care specialist to discuss the 2008 Employee Investor’s condition with the Company).

(p)                                 “Public Offering” means the sale, in an underwritten public offering registered under the 1933 Act, of the Company’s Units.

(q)                               “Public Sale” means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 promulgated under the 1933 Act effected through a broker, dealer or market maker.

(r)                                  “Sale of the Company” means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) Units of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of Units) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis by the Board.

(s)                                “Series B Common Units” means the Series B Common Units of the Company from time to time outstanding, including, without limitation, the Series B Common Units of  the Company issued pursuant to this Agreement.

(t)                                  “Series C Common Units” means the Series C Common Units of the Company from time to time outstanding, including, without limitation, the 2008 Series C Common Units of the Company issued pursuant to this Agreement.

(u)                               “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director in the case of a limited liability company, general partner in the case of a limited partnership, or similar controlling Person in the case of a general partnership, association or other business entity.

(v)                               “Threshold Equity Value” has the meaning given to such term in the LLC Agreement.

(w)                             “Units” means the Series B Common Units and the Series C Common Units collectively.

10.                                 Dispute Resolution.  Any determinations that are necessary and advisable hereunder shall initially be made by the Board, in good faith.  To the extent that the 2008 Employee Investor disputes any such determination, such determination shall be reviewed, de novo, and decided upon by an arbitrator mutually acceptable to the Company and the 2008 Employee Investor, such arbitration to be held in Boise, Idaho, as the sole and exclusive remedy of either party.  If no such arbitrator can be agreed upon within 10 days, each of the Company and the 2008 Employee Investor shall nominate an arbitrator and together such arbitrators shall select an arbitrator to review the determination.  The arbitrator shall have the authority to order expedited discovery, hearing and decision, including the ability to set outside time limits for such discovery, hearing and decision.  All expenses of such arbitration shall be borne by the Company, unless the 2008 Employee Investor’s claim is determined to have been without a reasonable basis, in which case each party shall bear an equal share of such expenses. The Company shall disclose to the 2008 Employee Investor any material information regarding the Company and its Subsidiaries as may reasonably be requested by the 2008 Employee Investor in connection with such a dispute, it being understood that such disclosure shall be subject to reasonable confidentiality restrictions.  In the event of a dispute regarding the Fair Market Value of any Employee Units hereunder determined by the Board in connection with a repurchase by the Company or an Investor, if the Board did not use a valuation prepared by an independent appraiser in making its determination of Fair Market Value the 2008 Employee Investor shall be entitled to require the Company to engage an independent appraiser acceptable to both the 2008 Employee Investor and the Company in connection with an arbitration pursuant to this Section 10.   The determination of the arbitrator shall be final and binding on the parties hereto and may be enforced by the applicable party in any court of competent jurisdiction.

11.                                 Notices.  Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

To the Company:

FOREST PRODUCTS HOLDINGS, L.L.C.
c/o Madison Dearborn Partners, LLC
Three First National Plaza
Suite 3800
Chicago, IL 60602
Telephone: (312) 895-1000
Fax: (312) 895-1056
Attn:	Samuel M. Mencoff
Thomas S. Souleles

and

Boise Cascade, L.L.C.
1111 West Jefferson Street, Suite 300
Boise ID 83728
Telephone: (208) 384-4918
Fax: (208) 384-6566
Attn: General Counsel

With copies to:

KIRKLAND & ELLIS LLP
200 East Randolph Drive

Chicago, IL 60601
Telephone: (312) 861-2000
Fax: (312) 861-2200
Attn:	Richard J. Campbell, PC

To 2008 Employee Investor:

At the address listed below 2008 Employee Investor’s signature on the signature page attached hereto.

To the Investor:

MADISON DEARBORN PARTNERS, L.L.C.
Three First National Plaza
Suite 4600
Chicago, IL 60602
Telephone: (312) 895-1000
Fax: (312) 895-1056
Attn:	Samuel M. Mencoff
Thomas S. Souleles

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

12.                                 General Provisions.

(a)                                  Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Employee Units in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Employee Units as the owner of such units for any purpose.

(b)                                 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)                                  Complete Agreement.  Except as otherwise specifically set forth herein, this Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way; provided that the execution and delivery of this Agreement by the 2008 Employee Investor shall not amend or supersede that certain Director Equity Agreement, dated as of April 3, 2006 (it being the intention of the parties that the Prior Agreement shall continue in full force and effect and govern the Units acquired thereunder and this Agreement shall govern the Employee Units acquired pursuant to this Agreement).

(d)                                 Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)                                  Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by 2008 Employee Investor, the Company, and their respective successors and assigns (including subsequent holders of Employee Units); provided that the rights and obligations of 2008 Employee Investor under this Agreement shall not be assignable except in connection with a permitted transfer of Employee Units hereunder.

(f)                                    Choice of Law.  The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and the 2008 Employee Investor.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

(g)                                 Remedies.  Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h)                                 Amendment and Waiver.  The provisions of this Agreement may be amended and waived with respect to the 2008 Employee Investor only with the prior written consent of the Company and the 2008 Employee Investor.

(i)                                     Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive officer’s office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(j)                                     Rights of 2008 Employee Investor.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the 2008 Employee Investor’s employment at any time (with or without cause), nor confer upon the 2008 Employee Investor any right to continue in the employ of the Company or any of its Subsidiaries for any period or to continue his present (or any other) rate of compensation.

(k)                                  Adjustments.  In the event of a reorganization, recapitalization, unit dividend or unit split, or combination or other change in the Units, the Board may, in order to prevent the dilution or enlargement of rights under the Units granted hereunder, make such adjustments in the number and type of Units authorized hereunder.

(l)                                     Delivery by Facsimile.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

13.                                 Code Section 280G.  Notwithstanding any provision of this Agreement to the contrary, if all or any portion of the payments or benefits received or realized by the 2008 Employee Investor pursuant to this Agreement either alone or together with other payments or benefits which 2008 Employee Investor receives or realizes or is then entitled to receive or realize from the Company or any of its affiliates would constitute an “excess parachute payment” within the meaning of Section 280G of the Code and/or any corresponding and applicable state law provision, such payments or benefits provided to 2008 Employee Investor shall be reduced by reducing the amount of payments or benefits payable to 2008 Employee Investor to the extent necessary so that no portion of such payments or benefits shall be subject to the excise tax imposed by Section 4999 of the Code and any corresponding and/or applicable state law provision; provided that such reduction shall only be made if, by reason of such reduction, 2008 Employee Investor’s net after tax benefit shall exceed the net after tax benefit if such reduction were not made.  For purposes of this paragraph, “net after tax benefit” shall mean the sum of (i) the total amount received or realized by 2008 Employee Investor pursuant to this Agreement that would constitute a “parachute payment” within the meaning of Section 280G of the Code and any corresponding and applicable state law provision, plus (ii) all other payments or benefits which 2008 Employee Investor receives or realizes or is then entitled to receive or realize from the Company and any of its affiliates that would constitute a “parachute payment” within the meaning of Section 280G of the Code and any corresponding and applicable state law provision, less (iii) the amount of federal or state income taxes payable with respect to the payments or benefits described in (i) and (ii) above calculated at the maximum marginal individual income tax rate for each year in which payments or benefits shall be realized by 2008 Employee Investor (based upon the rate in effect for such year as set forth in the Code at the time of the first receipt or realization of the foregoing), less (iv) the amount of excise taxes imposed with respect to the payments or benefits described in (i) and (ii) above by Section 4999 of the Code and any corresponding and applicable state law provision.  Notwithstanding any other agreements or arrangements to the contrary, this Section 13 sets forth the 2008 Employee Investor’s sole and exclusive rights with regard to the Company and its Subsidiaries relating to the potential tax treatment under Section 280G and Section 4999 of the Code and any corresponding state law provisions of any payments or benefits realized by the 2008 Employee Investor under this Agreement.

14.                                 Public Offering.  If the Board approves a Public Offering or an underwritten public offering under the 1933 Act of any Subsidiary of the Company, the 2008 Employee Investor shall take all necessary or desirable actions with respect to the Employee Units in connection with the consummation of the Public Offering as requested by the Company.  In the event that the managing underwriters advise the Company in writing that in their opinion the capital structure would adversely affect the marketability of the offering, the 2008 Employee Investor shall consent to and vote for a recapitalization, reorganization and/or exchange of the Units into securities that the managing underwriters and the Board find acceptable, and the 2008 Employee Investor shall take all necessary or desirable actions with respect to the Employee Units in connection with the consummation of the recapitalization, reorganization and/or exchange as requested by the Company.  In any such case, the securities exchanged for or issued in respect of the Employee Units shall be subject to all of the terms and conditions of this Agreement as if they were Employee Units.  The provisions of this Section 14 shall not be construed to require the 2008 Employee Investor to take any action which would adversely affect the rights of the 2008 Employee Investor with respect to the 2008 Employee Investor’s Employee Units unless the holders of a majority of the Series B Common Units also take such action with respect to the Series B Common Units held by such majority holders.

15.                                 Joinder to LLC Agreement.  By his execution hereof, the 2008 Employee Investor agrees that he is hereby becoming party to the LLC Agreement as a “Member” thereunder and is bound by such LLC Agreement as if originally party thereto and that any Series B Common Units acquired by the 2008 Employee Investor and any 2008 Series C Common Units granted to the 2008 Employee Investor are governed by such LLC Agreement.

*  *  *  *  *

IN WITNESS WHEREOF, this Management Equity Agreement has been executed as of the date first written above.

Forest Products Holdings, L.L.C.

By:	/s/ Thomas Carlile

Its:	Executive Vice President &
Chief Financial Officer

/s/ Duane C. McDougall
Duane McDougall

Address:
876 Northshore Road
Lake Oswego, OR 97034
Fax No.: 503-635-1692
Tel No.: 503-635-1691

CONSENT

The undersigned spouse of 2008 Employee Investor hereby acknowledges that I have read the foregoing Management Equity Agreement and that I understand its contents.  I am aware that the Agreement provides for the repurchase of my spouse’s Units under certain circumstances and imposes other restrictions on the transfer of such Units.  I agree that my spouse’s interest in the Units is subject to this Agreement, and any interest I may have in such Units shall be irrevocably bound by this Agreement, and further that my community property interest, if any, shall be similarly bound by this Agreement.

Spouse’s Signature	/s/ Barbara A. McDougall

Witness’ Signature	/s/ illegible

(Signature Page to Management Equity Agreement)

ANNEX A

ELECTION TO INCLUDE UNITS IN GROSS

INCOME PURSUANT TO SECTION 83(b)OF THE INTERNAL REVENUE CODE

The undersigned [purchased Series B Common Units (“Series B Common Units”) of the Company on                      and received a grant on such date of Series C Common Units of the Company (the “2008 Series C Common Units” and together with the Series B Common Units, the “Units”).  When used herein, the “Company” means Forest Products Holdings, L.L.C., a Delaware limited liability company.  Under certain circumstances, the Company [has the right to repurchase the Series B Common Units at cost, and] has the right to cause the forfeiture of the 2008 Series C Common Units, in each case that are held by the undersigned, (or from the holder of the Units, if different from the undersigned) should the undersigned cease to be employed by the Company or any of its subsidiaries.  Hence, the Units are subject to a substantial risk of forfeiture and are nontransferable.  The undersigned desires to make an election to have the Units taxed under the provision of Code §83(b) at the time he or she purchased the Units.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for calendar year 200       the excess (if any) of the Units’ Fair Market Value on                      over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.                                       The name, address and social security number of the undersigned:

Duane C. McDougall

SSN:

2.                                       A description of the property with respect to which the election is being made: [Series B Common Units and] 2008 Series C Common Units of Forest Products Holdings, L.L.C.

3.                                       The date on which the property was transferred:                           .   The taxable year for which such election is made: calendar year             .

4.                                       The restrictions to which the property is subject:  If the undersigned ceases to be employed by the Company or its subsidiaries for any reason, the Company (or, to the extent the Company does not wish to exercise its repurchase option, Madison Dearborn Capital Partners IV, L.P.) will have the option (but will not be required) to repurchase any or all of the undersigned’s Units (the “Repurchase Option”). The repurchase price for all vested Units will be the Fair Market Value thereof, and the repurchase price for all unvested Units will be the original price paid for them by the undersigned.  However, if an employee is terminated for cause, the repurchase price to be paid for all Units (whether or not vested) will be the lesser of Fair Market Value and original cost.

5.                                       The Fair Market Value on                       , of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $           per Series B Common Unit and $                   per 2008 Series C Common Unit.

6.                                       The amount paid for such property: $               per Series B Common Unit and $0 per Series 2008 C Common Unit.

A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Dated: , 200	Printed Name

Signature